Exhibit 15

Coopers                              certified public accountants
& Lybrand




Ford Motor Company
The American Road
Dearborn, Michigan

Re: Ford Motor Company Registration Statement Nos. 2-71847, 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043,
33-36061, 33-39402, 33-50087, 33-50194, 33-50238, 33-54304,
33-54344, 33-54348, 33-54275, 33-54283, 33-54735 and 33-54737 on
Form S-8, and 2-42133, 33-32641, 33-40638, 33-43085, 33-45887,
and 33-55474 on Form S-3

We are aware that our report dated July 27, 1994 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended June 30, 1994 and 1993 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


/s/Coopers & Lybrand

COOPERS & LYBRAND

Detroit, Michigan
July 29, 1994

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